UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported, on November 22, 2016, Jaguar Animal Health, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which the Company agreed, among other things, to issue warrants to purchase up to an aggregate of 1,666,668 shares of Common Stock at an exercise price of $1.00 per share (the “Series C Warrants”).

On July 31, 2017, the Company entered into Warrant Exercise Agreements (the “Exercise Agreements”) with certain holders of the Series C Warrants (the “Exercising Holders”), which Exercising Holders own, in the aggregate, Series C Warrants exercisable for 908,334 shares of Common Stock. Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that the Exercising Holders would exercise their Series C Warrants with respect to 908,334 shares of Common Stock underlying such Series C Warrants for a reduced exercise price equal to $0.40 per share.

The Company expects to receive aggregate gross proceeds of approximately $363,333.60 from the exercise of the Series C Warrants by the Exercising Holders.

The description of terms and conditions of the Exercise Agreements set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Exercise Agreement, which is attached hereto as Exhibit 10.1.

Item 3.03     Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Warrant Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

Dated: July 31, 2017	By:	/s/ Lisa A. Conte
Lisa A. Conte
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Warrant Exercise Agreement